Exhibit 10.20
THE HOVDE BUILDING LEASE
Hovde Building, LLC, Landlord
Nevac Group Ltd., Tenant

THE HOVDE BUILDING LEASE

Article	Title	Page

1	Definitions	3
2	Premises; Term	5
3	Use	5
4	Base Rent	5
5	Rent Adjustments	5
6	Payments	6
7	Late Payments	7
8	Security Deposits	7
9	Landlord’s Reservations and Improvements	7
10	Landlord’s Access to Premises	8
11	Possession of Premises	9
12	Building Services	9
13	Construction Liens	11
14	Compliance with Laws	11
15	Compliance with Insurance Requirements	12
16	Taxes Payable by Tenant	12
17	Insurance Coverage	13
18	Release of Liability	14
19	Electrical Service	14
20	Repairs and Maintenance	14
21	Improvements	15
22	Damage to Premises	16
23	Eminent Domain	28
24	Assignment and Subletting	28
25	Default by Tenant; Rights of Landlord	20
26	Subordination	22
27	Estoppel Certificates	22
28	Quiet Enjoyment	23
29	Holding Over	23
30	Termination; Removal of Property	24
31	Relocation Right	24
32	Sale by Landlord	24
33	Rules and Regulations	24
34	Compliance by Others	25
35	Force Majeure	25
36	Hazardous Material	25
37	Default by Landlord	27
38	Costs, Expenses and Attorney Fees	28

Article	Title	Page
39	Compliance with ADA	28
40	Notices	28
41	Miscellaneous	29
42	Exhibits	32

THE HOVDE BUILDING LEASE
THIS LEASE is entered into this first day of September, 1997, between HOVDE BUILDING, LLC, a Wisconsin limited liability company (Landlord), and Nevac Group Ltd. (Tenant).

ARTICLE 1: DEFINITIONS

1.1	Premises: The tenth floor, 6,912 rentable square feet, in the HOVDE BUILDING (Building), 122 West Washington Avenue, Madison, Wisconsin, as shown on EXHIBIT A attached hereto.

1.2	Commencement Date: March 1st, 1998

1.3	Termination Date: February 28, 2008

1.4	Permitted Use: General office use.

1.5	Annual Base Rent: Base year = $107,136.00

1.6	Monthly Base Rent: $8,928.00

1.7	Agent: Hovde Realty, Inc, or such other entity or person as Landlord may designate to manage the rental operations of the Building.

1.8	Security Deposit: $ N/A

1.9	Leasable Space: 6,912 square feet

1.10	Lease Year: A period of twelve (12) consecutive calendar months commencing on the Commencement Date, if the Commencement Date is the first day of a calendar month, or the first day of the calendar month thereafter.

1.11	Parking: NOTE: If this Lease provides for parking, it will be provided at the prevailing market rental rate plus applicable sales tax. See attached “Parking Lease” labeled “Addendum 1”.

1.12	Storage: N/A

1.13	Option to Extend: One five (5) year option. Tenant must give Landlord at least six (6) months advance written notice of its intention to exercise its option or terminate this lease.

1.14

1.15	Additional Rent.

Any amount other than Monthly Base Rent payable by Tenant pursuant to this Lease, whether or not designated Additional Rent.

1.16	Improvements.

All installations, alterations and additions made or placed upon the Premises, whether by Landlord or Tenant (or obtained by Landlord or Tenant from a prior tenant), including, but not limited to, carpeting, tile and all other floor coverings; partitions and doors; paneling and all other wall treatments and coverings; hardware; ceilings; wire (including electric, telephonic, communication and other wire connections and services of any kind); lighting switches, equipment and fixtures; special heating and air conditioning ducts and equipment; special plumbing fixtures and installations; special staircases and related floor penetrations; and trade fixtures affixed, fastened or connected to the Premises in such a manner that they are not removable without causing significant damage to the Premises or the Building.

1.17	Building Standards.

Those Improvements hereinafter described which are substantially uniform and standard in character and customarily utilized by Landlord for its Building tenants, to wit: partitions and doors (including painting); hardware; ceiling grids and tiles; recessed flourescent lighting fixtures; electric wiring and switches for such recessed flourescent lighting fixtures; duplex wall outlets; and
110 volt electrical wiring servicing such duplex wall outlets. Building Standards shall not, in any event, include special heating or air conditioning ducts or equipment; floor coverings of any kind; telephonic, communication and other wire connections or services of any kind; electric wiring (other than as specifically set forth in the preceding sentence); plumbing fixtures and all related supply and drain piping; special decorative effects including, but not limited to, chandeliers and other lighting fixtures (other than as specifically set forth in the preceding sentences); special or unusual hardware; paneling, paper, vinyl and other wall coverings; and “built-ins” of any kind.

1.18	Hazardous Material.

Any hazardous, dangerous or toxic substance, material or waste, including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302.4 and amendments thereto), and such other hazardous, dangerous or toxic substances, materials and wastes that are or become regulated under any applicable local, state or federal law.

ARTICLE 2: PREMISES; TERM

2.	Premises.

Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for a term (Term) beginning on the Commencement Date and ending on the Termination Date, unless sooner terminated as provided herein, subject to the terms and conditions herein contained.

ARTICLE 3: USE

3.	Tenant shall use and occupy the Premises for the Permitted Use and for no other use or purpose, and will not vacate or abandon the same except upon termination as herein provided.

ARTICLE 4: BASE RENT

4.	Tenant shall pay the Annual Base Rent to Landlord in equal Monthly Base Rent installments, each such installment to be due and payable in advance on the first day of every calendar month during the Term. If the Commencement Date is a day other than the first day of a calendar month or the Termination Date is a day other than the last day of a calendar month, the Monthly Base Rent for such fractional month shall be prorated on the basis of 1/30th of the Monthly Base Rent for each day of such fractional month. Monthly Base Rent is subject to adjustment as provided in Article 5, with a corresponding adjustment in Annual Base Rent.

ARTICLE 5: RENT ADJUSTMENTS

5.1	Annual Adjustment to Monthly Base Rent.

Commencing March 1st, 1999 and continuing on the first day of each succeeding year, the Monthly Base Rent to be paid shall be increased by three percent (3%) annually over the Monthly Base Rent paid during the preceding Lease Year.

5.2	Monthly Electrical Service Charge.

Section intentionally left blank.

5.3	Real Estate Taxes and Assessments.

Section intentionally left blank.

ARTICLE 6: PAYMENTS

6.	The Annual and Monthly Base Rent, Additional Rent and all other amounts payable by Tenant to Landlord under this Lease shall be paid to Landlord, when due and without notice or demand (except as otherwise provided in this Lease), at the office of the Agent, or to such other person or persons, or at such other place, as Landlord may, from time to time, designate in writing, without any deductions or set-offs whatsoever.

ARTICLE 7: LATE PAYMENTS

7.1	Late Payment Charge.

Section intentionally left blank.

7.2	Interest Charge.

Section intentionally left blank.

ARTICLE 8: SECURITY DEPOSIT

8.	Section intentionally left blank.

ARTICLE 9: LANDLORD’S RESERVATIONS AND IMPROVEMENTS

9.1	Portions of Premises.

The roof, all of the outside walls of the Premises and any space in the Premises used for shafts, stacks, Pipes, conduits, ducts, electrical or other utilities or Building facilities and the use thereof, as well as access thereto throughout Premises for the purposes of operation, maintenance, security, signage, decoration, replacement and repair, and in emergencies, are expressly reserved to, and are the responsibility of, Landlord.

9.2	Future Additions or Modifications.

Landlord reserves the right at any time and from time to time to decorate and to make at its own expense, repairs, alterations, additions and improvements, structural or otherwise, in or to the Building or part thereof, and during such operations to take into and through the Premises or any part of the Building all material required and to close or temporarily suspend operation of entrances, doors, corridors, elevators or other facilities, provided that reasonable access by elevator and stairs is maintained at all times and reasonable use of the Premises by Tenant is permitted at all times.

Landlord reserves the right at any time and from time to time to reduce, increase, close off, enclose or otherwise change the size, number, location, layout and nature of the common areas and facilities and the other tenant premises in the Building, to create additional rental areas through the use and/or enclosure of common areas, to construct Building additions, and pedestrian bridges upon, over, within or appurtenant to the Land or Building and to locate or construct other improvements upon the Land, provided that reasonable access by elevator and stairs is maintained at all times and reasonable use of the Premises by Tenant is permitted at all times.

9.3	Improvements by Landlord.

Landlord at its expense shall complete the Landlord’s Required Leasehold Improvements according to Exhibit B.

ARTICLE 10: LANDLORD’S ACCESS TO PREMISES

10.1	Examination and Work.

Tenant shall give Landlord, its agents and employees, and any other person or persons authorized by Landlord, access to the Premises at all reasonable times, with 24 hour notice, and at any time in the event of an emergency, without charge or diminution of rent, to enable them to examine the same and to undertake such maintenance, repairs, removals, replacements, additions, alterations and other work (modifications) as may be the subject of a governmental rule, regulation, law or order, or as Landlord may deem necessary or advisable, all without prejudice to the rights, if any, of Landlord against Tenant under any other provisions of this Lease, provided that reasonable access by elevator and stairs is maintained at all times and reasonable use of the Premises by Tenant is permitted at all times. Except as expressly provided otherwise in this Lease, there shall be no allowance to Tenant or diminution of rent and no liability on the part of Landlord by reason of disruption of use, inconvenience, annoyance or injury to business arising from the undertaking of any maintenance, repairs, removals, replacements, additions, alterations or other work in or to any portion of Land, Building or the Premises or in and to any fixtures, appurtenances and equipment thereof.

10.2	Prospective Tenants; Remodeling.

Tenant shall, during the last six (6) months of the Term, give Landlord, its agents and employees, and any other person or persons authorized by Landlord, access to the Premises at all reasonable times, and upon reasonable notice to Tenant, to show the Premises to prospective tenants. If the Premises are substantially vacated during such period and Tenant ceases to do business therein, Landlord may, without releasing Tenant from any of its obligations under this Lease, enter upon the Premises and decorate, remodel, repair, alter or otherwise prepare the same or any part thereof for reoccupancy.

ARTICLE 11: POSSESSION OF PREMISES

11.	Condition of Premises.

The entry into possession of the Premises by Tenant shall be conclusive evidence as against Tenant that the Premises were in good and satisfactory condition at the time of such entry except for latent defects. No promise of Landlord to alter, remodel or improve the Premises or the Building and no representation respecting the condition of the Premises or the Building have been made by Landlord or its agents to Tenant other than as may be contained herein or in a separate agreement signed by Landlord and Tenant.

ARTICLE 12: BUILDING SERVICES

12.1	Landlord’s Services.

The Landlord shall furnish and provide all of the following:

(a) Heating, Air Conditioning and Ventilation to provide a temperature and humidity condition required in Landlord’s judgment for comfortable occupancy of the Premises under normal business operations daily from 7 a.m. to 7 p.m. (Saturdays to 12 noon). Sundays and holidays are excepted.

(b) Elevator Service shall be provided in common with others daily from 7 a.m. to 6 p.m., Saturdays, Sundays and holidays excepted. Landlord shall also provide an elevator subject to call at all times when normal passenger service is not furnished. Landlord shall provide freight elevator service in common with others daily from 8 a.m. to 5 p.m., Saturdays, Sundays and holidays excepted. Landlord shall always maintain the existing passenger elevators consistent with Class A office space on the Capitol Square in Madison.

(c) Janitor Service in and about the Premises, including but not limited to dusting, carpet cleaning, trash removal, mopping lavatory floors, cleaning lavatory fixtures, and cleaning glass surfaces and other areas as needed, on all workdays, Saturdays, Sundays and Holidays excepted, pursuant to a schedule satisfactory to both Landlord and Tenant, in accordance with the standard of such service of Class A office buildings on the Capitol Square in Madison.

(d) Water Service (both hot and cold, as appropriate) for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord in the common areas and sewer service for disposal of waste from the Building.

(e) Maintenance and Repair Service in and about the Premises to maintain the Premises and the Hovde Building consistent with the Building Standards under Article 1.17 including, but not limited to, the repair and maintenance of water coolers, plumbing, light fixtures, thermostats, lavatory fixtures, kitchen fixtures, heating and cooling equipment, electrical wiring, etc., in accordance with the standard for such maintenance and service in Class A office buildings on the Capitol Square in Madison.

(f) Signage shall be done at Landlord’s expense, except that Tenant may install interior signage on any floor it occupies at its own expense. Landlord shall maintain a building directory in the first floor common area listing Tenant’s name and the name of a suitable number of Tenant’s officers or employees, as designated by Tenant. Landlord shall promptly make necessary changes to the building directory as from time to time requested by Tenant.

(g) Maintenance and Repair Service to the Common areas in the Building in accordance with the standard for such maintenance and service in Class A office buildings on the Capitol Square in Madison.

12.2	Rules and Regulations.

The Rules and Regulations referred to in this Article are those Rules and Regulations described in Article 33.

12.3	Tenant’s Special Services.

Should Tenant require any services on days or hours other than those specified in the Rules and Regulations, Landlord may (but need not) upon reasonable advance notice by Tenant, furnish such additional service, in which event Tenant agrees to pay to Landlord, within ten (10) days after being billed therefor, Landlord’s cost (as reasonably determined by Landlord) of labor and materials supplied in providing such additional service, plus fifteen percent (15%) of such cost.

12.4	Suspension of Services.

It is understood that Landlord does not warrant that any of the services referred to above or any other services which Landlord may supply will be free from interruption, provided such interruption occurs by reason of accident, act of God, repairs, replacements, alterations or improvements necessary or desirable to be made, or causes beyond the reasonable control of Landlord (force majeure). Any such interruption of service due to any of the foregoing shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises or any part thereof or render Landlord liable to Tenant for damages by abatement of rent or otherwise or relieve Tenant from performance of Tenant’s obligations under this Lease. Landlord shall use reasonable and diligent efforts to restore such interrupted service regardless of the cause of interruption as soon as reasonably possible considering, among other things, commercially acceptable cost considerations.

12.5	Breach by Landlord.

In the event Landlord fails to provide services as specified in this Article 12 for reasons other than a force majeure and the interruption of service continues for a period of more than three days after notice by Tenant to Landlord, without relieving Landlord from liability or responsibility hereunder, Tenant may (unless Landlord shall be acting with due diligence and the delay shall be due to the nature of the interruption) arrange independently for such services, and, upon demand, Landlord shall reimburse and pay Tenant for Tenant’s actual cost to provide such services.

ARTICLE 13: CONSTRUCTION LIENS

13.	Tenant has no authority or power to cause or permit any construction lien of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord’s title or interest in the Premises, the Building or the Land, and any and all such liens created by Tenant shall attach to Tenant’s interest only. Tenant shall, at its expense, cause to be discharged, within ten (10) days after notice thereof, any construction lien claim filed against the Premises, the Building or the Land, or Tenant’s interest therein or under this Lease, for work claimed to have been done for, or materials claimed to have been furnished to, Tenant; provided, however, that in the event of a good faith dispute by Tenant as to the validity of such lien, Tenant shall have the right, in lieu of discharging said lien, to furnish Landlord within such ten (10) day period, with a bond satisfactory to Landlord, indemnifying Landlord against loss by reason of any such lien. If Tenant has not discharged such lien or provided such bond within said ten (10) days, Landlord may pay the amount necessary to discharge said lien without being responsible for making an investigation as to the validity thereof, and the amount so paid shall be due and payable forthwith by Tenant to Landlord.

ARTICLE 14: COMPLIANCE WITH LAWS

14.	Tenant shall, at its expense, comply with all laws, orders, ordinances, rules and regulations of Federal, State, County and Municipal authorities and with any direction made pursuant to law or by any public officer or officers relating to Tenant’s use of the Premises, to conditions which have been created by or at the instance of Tenant or to the breach of any of Tenant’s covenants or agreements hereunder, and shall hold Landlord harmless for any and all costs of Landlord for Tenant’s noncompliance with such laws including, but not limited to, the cost of any defense of an action against Landlord for Tenant’s noncompliance, as to the Premises. Landlord shall, at its expense, comply with all such laws, orders, ordinances, rules and regulations relating to Landlord’s use of the Building, relating to the part of the Premises reserved to it under Article 9.1, relating to the breach of any of Landlord’s covenants or agreements hereunder, and relating to conditions created by or at the instance of Landlord, and shall hold Tenant harmless for any and all costs of

Tenant for Landlord’s noncompliance with such laws, including, but not limited to, the cost of any defense of an action against Tenant for Landlord’s noncompliance. Landlord shall, at its expense, comply with all laws which may require modifications to the Building, the common areas of the Building which are not leased to tenants, the part of the Premises reserved to it under Article 9.1, and the bathrooms which are part of the Premises, such as Americans with Disabilities Act and other similar laws relating to access by persons with disabilities, and shall indemnify and hold Tenant harmless for any and all costs of Tenant in complying with such laws including, but not limited to, the cost of any defense of any action against Tenant for Landlord’s noncompliance.

ARTICLE 15: COMPLIANCE WITH INSURANCE REQUIREMENTS

15.	Neither Tenant nor Landlord shall do or permit to be done any act or thing upon the Premises or in the Hovde Building which will invalidate or be in conflict with the terms of the Wisconsin standard form of fire, boiler, sprinkler, water damage or other insurance policies covering the Building and the equipment and property therein. Both Tenant and Landlord shall, at their own expense, comply with all rules and regulations or requirements of the National Board of Fire Underwriters or any other similar body having jurisdiction, and shall not do or permit anything to be done in or upon the Premises or bring or keep anything therein or use the Premises or the Building in a manner which increases the rate of any insurance upon the Building or on any property or equipment therein.

ARTICLE 16: TAXES PAYABLE BY TENANT

16.	Section intentionally left blank.

ARTICLE 17: INSURANCE COVERAGE

17.1	Insurance by Tenant.

Tenant shall, at its expense, obtain and maintain in force at all times during the term of this Lease: (a) Commercial General Liability Insurance on an occurrence basis, with minimum limits of liability in an amount of $1,000,000 combined single limit for bodily injury, personal injury or property damage (or such other coverage or higher amounts as Landlord shall from time to time determine in accordance with customary commercial rental practices in Madison, Wisconsin); such insurance shall name Landlord, Agent and their agents and employees as additional insureds; and (b) Property Insurance, on an “all risks” basis in an amount adequate to cover the full replacement value of all Improvements paid for by Tenant and all fixtures and personal property of Tenant in the Premises. Each policy shall be issued by one or more responsible insurance companies reasonably satisfactory to Landlord and shall contain the following provisions and endorsements: (a) that such insurance may not be canceled or amended without thirty days’ prior written notice to Landlord; and (b) that the policy shall not be invalidated should the insured waive in writing prior to a loss any or all rights of recovery against any other party for losses covered by such parties. A certificate of Tenant’s insurers evidencing all of the foregoing requirements shall be delivered to Landlord upon the execution of the Lease and from time to time as requested by Landlord and, without any request, at least thirty (30) days prior to the expiration date of any existing certificate.

17.2	Insurance by Landlord.

Landlord agrees to maintain in force during the term of this Lease: (a) Commercial General Liability Insurance on an occurrence basis with minimum limits of liability in an amount of $1,000,000 combined single limit for bodily injury, personal injury or property damage (or such other coverage or higher amounts as Landlord shall from time to time determine); and (b) Property Insurance, on an “all risks” basis in an amount adequate to cover the full replacement value of the Building including all Leasehold Improvements paid for by Landlord, with such deductibles as Landlord deems advisable, but not to exceed customary practices in Madison, Wisconsin.

ARTICLE 18: RELEASE OF LIABILITY

18.	Landlord and Tenant release each other and their respective authorized agents, employees and representatives, from any claims for damage to any person or to the Premises and the Building and to the fixtures, personal property, and Leasehold Improvements of either Landlord or Tenant in or on the Premises and the Building that are caused by or result from risks or occurrences required to be insured against under any insurance policies carried by the parties and in force at the time of any such damage.

Landlord and Tenant agree to have all property insurance which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party entered into in writing by the insured thereunder prior to any loss or damage, shall not affect the validity of said policy or the right of the insured to recover thereunder. Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks or occurrences required by this Lease to be insured against by the other party.

ARTICLE 19: ELECTRICAL SERVICE

19.	Section intentionally left blank.

ARTICLE 20: REPAIRS AND MAINTENANCE

20.	Tenant shall not commit any waste within the Premises or Building. Except as otherwise provided herein, Tenant shall be responsible for the cost of keeping the Premises in good condition and repair (other than with respect to Building Standards, Commons Areas and the areas reserved to Landlord hereunder). Tenant shall make all repairs and replacements not otherwise the responsibility of Landlord under this Lease (but Landlord shall not be relieved hereby of responsibilities under Section 12 (a) — (g) hereof). The undertaking or making of such repairs and replacements, and the computation and payment of the cost thereof, shall be as provided in Article 21, the provisions of which are incorporated herein by reference. Subject to the provisions of Article 22, Landlord shall be responsible for all structural repairs to the Premises.

ARTICLE 21: IMPROVEMENTS

21.1	Restrictions on Improvements.

Tenant shall not make or place any Improvements upon the Premises, or remove any Improvements from the Premises, without the prior written approval of Landlord, which shall not be unreasonably withheld. Any such work shall be done at the cost and expense of Tenant and by contractors or workers employed or approved by Landlord, consent to which shall not be unreasonably withheld.

21.2	Work by Landlord.

As to work on Improvements other than the Required Leasehold Improvements requested by Tenant to be done by contractors or workers employed by Landlord, the actual costs for such work (plus a reasonable amount, not in excess of fifteen percent (15%) of such actual costs, for Landlord’s overhead, review and supervision) shall be paid by Tenant to Landlord at Landlord’s option either in advance and as estimated by Landlord, and/or promptly upon receipt of the applicable invoice or invoices. “Actual costs” shall be those costs as invoiced to Landlord by the contractor, supplier or other party or parties doing the work or furnishing the materials; for work done by employees of Landlord, “actual costs” shall be those costs as reflected on the books and records of Landlord. Notwithstanding the provisions of Article 21.3 hereof, Landlord may, in any event, require that its own contractors and/or workers shall do any work involving structural elements of the Building or Premises, or the electrical, heating or air conditioning equipment or facilities, with payment (including payment for Landlord’s overhead, review and supervision) to be made by Tenant to Landlord as herein provided. Tenant shall have the opportunity to approve the final plans and specifications prior to Landlord’s commencement of said work. Tenant’s approval shall not be unreasonably withheld.

21.3	Work by Tenant.

Before any work is done by contractors or workers not employed by Landlord Tenant shall submit to Landlord in writing the name or names of the contractors and workers it proposes to use, together with detailed plans and specifications showing the proposed work and when it will be performed. Landlord may withhold its approval of the proposed contractors and/or workers based upon its own prior experience with such parties, their compatibility with other contractors or workers who may be employed in or about the Building, or their general reputation for good, competent and timely workmanship. All work shall be done in a good and workmanlike manner, in accordance with the plans, specifications and time schedule given to and approved by Landlord, and in compliance with all governmental requirements. Immediately upon completion of any work performed by contractors or workers not employed by Landlord, Tenant shall deliver to Landlord, or cause such contractors or workers to deliver to Landlord, two copies of “as built” plans and specifications for such work.

21.4	Retention or Removal of Improvements.

Upon termination of this Lease for any reason, all Improvements (except trade fixtures and special wiring belonging or attributable to Tenant which are removable without causing significant damage to the Premises or the Building) shall, unless damaged or destroyed by fire or other casualty, remain upon the Premises (as the property of Landlord), all without compensation, allowance or credit to Tenant; provided, however, if prior to the termination of this Lease or within ten (10) days thereafter Landlord so specifies by written notice to Tenant, Tenant shall at the termination of this Lease or within three (3) business days after receiving such notice, whichever is later, remove (subject to the supervision and direction of Landlord), the Improvements (except Building Standards) designated in such notice, failing which Landlord may remove the same and Tenant shall pay the cost of removal. The foregoing obligations shall survive the termination of this Lease.

ARTICLE 22: DAMAGE TO PREMISES

22.1	Repair and Restoration.
(a)	If the Building or the Premises are made substantially untenantable by fire or other casualty, Landlord may elect either to:
(1)	terminate this Lease as of the date of such fire or other casualty by delivery of notice of termination to Tenant within thirty (30) days after said date; or

(2)	without termination of this Lease, proceed with due diligence to repair, restore or rehabilitate the Building or the Premises, other than improvements paid for by Tenant, at Landlord’s expense. If such repair, restoration or rehabilitation is not completed within one hundred fifty (150) days from the date of said casualty, and the fire or other casualty was not caused by Tenant, its agents, employees, or invitees, Tenant shall have the right to terminate this Lease upon written notice to Landlord given within thirty (30) days after the expiration of said one hundred fifty (150) day period.
(b)	If the Premises or the Building are damaged by fire or other casualty, but are not made substantially untenantable, then Landlord shall proceed with due diligence to repair and restore the Building or the Premises, other than Improvements paid for by Tenant, unless such damage occurs during the last twelve (12) months of the Term of the Lease, in which event, either party shall have the right to terminate this Lease as of the date of such fire or other casualty by delivery of written notice of termination to the other party within thirty (30) days after said date.

22.2	Rent Abatement.

If all or any part of the premises are rendered substantially untenantable by fire or other casualty, then, provided that the fire or other casualty was not caused by Tenant, its agents, employees or invitees, the Monthly Base Rent shall abate for all or said part of the Premises which are untenantable on a per diem basis from and after the date of the fire or other casualty and until the Premises are repaired and restored.

22.3	Rights of Mortgagees.

Notwithstanding anything herein to the contrary, in the event the holder of any indebtedness secured by a mortgage covering the Premises, the Building or the Land requires any insurance proceeds to be applied to such indebtedness, Landlord may terminate this Lease by giving written notice of termination to Tenant within thirty (30) days after such requirement, whereupon this Lease shall terminate as of the date of the giving of such notice, but such notice shall be given within 90 days of the date of such damage.

ARTICLE 23: EMINENT DOMAIN

23.	Permanent Taking.

If the whole or substantially the whole of the Building or of the Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use or purpose, this Lease and the term and estate hereby granted shall cease and terminate as of the date of taking of possession for such use or purpose. If less than the whole or substantially the whole of the Building or of the Premises shall be so condemned or taken, and the use of the Building or of the Premises for the purposes of Tenant are materially impaired, then either Tenant or Landlord may, at the option of either, exercised within sixty (60) days following the date of the taking of possession for such use or purpose, terminate this Lease and the term and estate hereby granted as of the date such possession is taken, by notifying the other party in writing of such termination. Upon any such taking or condemnation and the continuing in force possession of this Lease as to any part of the Premises, the Monthly Base Rent shall be diminished by an amount representing the part thereof properly applicable to the portion of the Premises which may be so condemned or taken and Landlord shall, at its expense, proceed with reasonable diligence to repair, alter and restore the remaining part of the Building and the Premises to substantially their former condition to the extent that the same may be feasible. Landlord shall be entitled to receive the entire award paid to Landlord in any condemnation proceeding (but not including Tenant’s separate award for relocation damages or other damages accruing to Tenant’s interest), including any award for the value of any unexpired term of this Lease, and Tenant shall have no claim against Landlord or against the proceeds of the condemnation except to the extent of special expenses, such as moving expenses, allowable by law to Tenant, the payment of which does not in any way reduce the amount otherwise provable by, or payable to, Landlord. Upon any termination hereunder, the Monthly Base Rent shall be prorated as of the date thereof.

ARTICLE 24: ASSIGNMENT AND SUBLETTING

24.1	Procedure; Recapture; Consent.

Tenant shall not (a) sublet the Premises or any part thereof; (b) assign this Lease or any interest under it; (c) allow any transfer hereof or any lien upon Tenant’s interest by operation of law; or (d) permit the use or occupancy of the Premises or part thereof by any one other than Tenant and Tenant’s employees, except as hereafter provided. A notice of intention to sublease or assign, setting forth a proposed commencement date of the sublease term or assignment (Proposed Effective Date), to which notice is attached a copy of the proposed sublease or assignment agreement and of all agreements collateral thereto, shall be sent to Landlord at least sixty (60) days prior to the Proposed Effective Date. Landlord may, by giving notice to Tenant within thirty (30) days after receipt of Tenant’s notice of intention to sublease or assign, recapture the space described in the sublease or assignment. If such recapture notice is given it shall serve to cancel and terminate this Lease with respect to the proposed sublease or assignment space, or, if the proposed sublease or assignment covers all of the Premises, it shall serve to cancel and terminate the entire term of the Lease, in either case as of the Proposed Effective Date. If this Lease is canceled pursuant to the foregoing with respect to less than the entire Premises, the Monthly Base Rent and any other charges or credits shall be adjusted on the basis of the proportion of rentable square feet retained by Tenant to the rentable square feet originally demised and this Lease as so amended shall continue thereafter in full force and effect. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation on the part of Landlord with respect to this Lease, and any commissions which may be due and owing as a result of any proposed assignment or subletting, whether or not the Premises or part thereof are recaptured pursuant hereto and rented by Landlord to the proposed tenant or any other tenant. If Landlord, upon receiving Tenant’s notice of intention to sublease or assign, shall not exercise its right to recapture, Tenant must obtain Landlord’s prior written consent to the assignment or subletting which consent shall not be unreasonably withheld. Landlord’s consent to any assignment, subletting or transfer is conditioned upon Landlord being assured that substantially the same quality of business, services and management, including, without limitation, the prestige, reputation and financial soundness of ownership and management will be maintained. Landlord’s consent to any subletting, assignment or transfer, or Landlord’s election to accept as tenant hereunder any assignee, grantee or transferee shall not release the original Tenant from any covenant or obligation of this Lease and consent by Landlord to a subletting or assignment shall not relieve Tenant from obtaining consent to any future subletting or assignment. In the event of any sublease of all or any portion of the Premises where the rent reserved in the sublease exceeds the rent or prorated portion of the rent, as the case may be, for such space reserved in this Lease, Tenant shall pay Landlord monthly, at the same time as the Monthly Base Rent, the excess of the rent reserved in the sublease over the rent reserved in this Lease applicable to the subleased space.

24.2	Transfer of Interest in Tenant.

The sale, issuance or transfer of any voting capital stock of Tenant which results in a change in the direct or indirect voting control of Tenant shall be deemed to be an assignment of this Lease within the meaning of Article 24.1. If Tenant is a partnership, trust or an unincorporated association, then the sale, issuance or transfer of a controlling interest therein shall be deemed to be an assignment of this Lease within the meaning of Article 24.1. The transfer of a majority interest in or a change in the voting control of any partnership, trust, unincorporated association or corporation which directly or indirectly controls Tenant, shall also be deemed to be an assignment of this Lease within the meaning of Article 24.1; provided, however, that any change in the composition or membership of Tenant’s board of directors shall not be deemed to be such an assignment.

ARTICLE 25: DEFAULT BY TENANT; RIGHTS OF LANDLORD

25.1	Bankruptcy and Insolvency.

If at the Commencement Date or at any time during the term hereof there shall be filed by or against Tenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for liquidation, reorganization or involuntary dissolution or for the appointment of a receiver or trustee of all or a portion of Tenant’s property (and if against Tenant, if such petition is not dismissed within thirty (30) days after the filing thereof), of if the interest of the Tenant hereunder shall be levied upon or attached by process of law, of if Tenant makes an assignment for the benefit of creditors or petitions for or enters into an arrangement with creditors, this Lease, at the option of Landlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated, in which event neither Tenant nor any person claiming through or under Tenant by virtue of any statute or order of any court or otherwise shall be entitled to possession or to remain in possession of the Premises but shall forthwith quit and surrender the same, and Landlord, in addition to the other rights and remedies Landlord has by virtue of this Lease or any statue or rule of law, may retain as security for its damages any rent, security deposit or moneys received by Landlord from Tenant or others on behalf of Tenant.

25.2	Other Defaults.

In the event Tenant defaults in making any of its payments hereunder (including amounts due under Article 5) or under any other lease of space within the Building and such default continues for at least ten (10) days after written notice thereof, or in the event Tenant defaults in performing any of the other agreements, terms and conditions of this Lease, or any other lease of space within the Building and such default continues for at least thirty (30) days after written notice thereof, or in the event that such other breach is of a nature that it cannot be reasonably cured within such thirty (30) day period if Tenant has not commenced to cure such breach thirty (30) days after written notice thereof, Landlord, in addition to all other rights and remedies available to Landlord, by law or by other provisions hereof, may, with or without process, re-enter immediately into the Premises and remove all persons and property, and/or at Landlord’s option, terminate this Lease as to all future rights of Tenant. Tenant hereby expressly waives the service of any notice in writing of intention to re-enter. Any such action taken by Landlord, including action to terminate this Lease, or any surrender of the Premises by Tenant, shall not release Tenant of its continued liability or obligations under this Lease, unless such release be evidenced by written agreement from Landlord to Tenant. The words “re-enter” and “re-entry” as used in this Lease are not restricted to their technical legal meaning. Property removed by Landlord hereunder may, at the option of Landlord, be considered abandoned. Landlord may dispose of such property as it deems expedient; Tenant shall, upon demand, reimburse Landlord for any expense incurred by Landlord in so doing.

25.3	Damages.

Tenant agrees that in the event of any termination of this Lease as described herein, and subject to Landlord’s obligation to mitigate damages, Landlord shall be entitled to recover from Tenant (unless Tenant is released by written agreement from Landlord to Tenant) all loss or other damage which Landlord may incur by reason of such termination, including, but not limited to, the unamortized or unrecovered amount (as shown on the books and records of Landlord) of all leasehold improvements (including Building Standards and Improvements) located on the Premises, costs of restoring and repairing the Premises and putting the same in rentable condition, costs (including commissions) of renting the Premises to another tenant, loss or diminution or rents and all other damages which Landlord may incur by reason of such termination and all reasonable attorney’s fees and expenses incurred in enforcing any of the terms of this Lease or any other rights or remedies of Landlord.

25.4	Liquidated Damages.

Landlord shall not be able to recover from Tenant any liquidated damages.

25.5	Right of Landlord to Cure Defaults.

If Tenant shall default in the observance or performance of any term or covenant on its part to be observed or performed under or by virtue of any of the provisions of this Lease, Landlord, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of Tenant, immediately and without notice in case of emergency, or in any other case only provided that Tenant shall fail to remedy such default with all reasonable dispatch after Landlord shall have notified Tenant in writing of such default. If Landlord makes any expenditures or incurs any obligations for the payment of money in connection therewith including, but not limited to, attorney’s fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, shall be forthwith paid to Landlord by Tenant.

25.6	Waiver of Default.

Neither acceptance of Monthly Base Rent or Additional Rent by Landlord, with or without knowledge of any default by Tenant, nor failure of Landlord to take action on account of any such default or to enforce its rights hereunder shall be deemed a waiver of any such default, or a consent to any future default, and absent written notice or consent, said default shall be a continuing one, unless cured by Tenant.

ARTICLE 26: SUBORDINATION

26.	This Lease, and the term and estate hereby granted, and all of the rights of Tenant hereunder, are subject and subordinate to: (a) the rights of the vendee-lessor under any sale-leaseback now or hereafter affecting the Land and/or the Building; (b) any ground lease now or hereafter affecting the Land; (c) the liens of any mortgage or mortgages now or hereafter in force against the Land and/or the Building; (d) all matters of record and (e) all laws, rules and regulations, affecting said real estate at any time. Tenant shall execute such further instruments subordinating this Lease to the lien or liens of any such sale-leaseback, ground lease, mortgage or mortgages as shall be requested by Landlord.

ARTICLE 27: ESTOPPEL CERTIFICATES

27.	Both Landlord and Tenant agree, at any time and from time to time, upon not less than fifteen (15) days prior written notice by the other party, to execute, acknowledge and deliver to the other party, a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) the dates to which the Monthly Base Rent, Additional Rent and other charges have been paid, (c) whether or not to the best knowledge of the signer of such certificate, the other party is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, and (d) as to such other facts or information as the other party may reasonably request. Any such statement may be relied upon by any prospective purchaser or lessee of the Building and/or the Land, any mortgagee or prospective mortgagee thereof, or any prospective assignee or any mortgage thereof.

ARTICLE 28: QUIET ENJOYMENT

28.1	By Landlord.

Landlord covenants that upon Tenant’s observing and performing all the terms, covenants and conditions of this Lease on its part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises, subject, nevertheless, to the terms and conditions of this Lease and any matter or matters attributable to the Tenant or the business or other activities of the Tenant.

28.2	By Other Tenants.

Tenant covenants that its use (including any Permitted Use) and occupancy of the Premises will not impair the rights of other tenants to peaceably and quietly enjoy their respective premises and any common or non-exclusive areas of the Building, whether or not such impairment is the result of any act or omission of the Tenant or of any third party or parties.

ARTICLE 29: HOLDING OVER

29.	Tenant shall pay Landlord for each day, or part thereof, Tenant retains possession of the Premises after termination of this lease, by lapse of time or otherwise, the amount of the daily rent for the last day prior to the date of such termination. The daily rent for such last day shall be an amount equal to 1/30 of the Monthly Base Rent adjusted as provided in Article 5. Tenant shall also pay all other damages sustained by Landlord by reason of such retention. Should Tenant retain possession of the Premises after termination of this Lease by lapse of time or otherwise, with the express or implied consent of Landlord, such tenancy shall be from month to month, and in no event from year to year or for any longer term.

ARTICLE 30: TERMINATION: REMOVAL OF PROPERTY

30.	Tenant shall, upon the termination of this Lease for any reason, remain liable for all amounts due under this Lease, and shall, in addition and subject to the provisions of Article 21, remove the furniture, equipment and other personal property of the Tenant and of any other person or persons claiming under Tenant, and quit and deliver up the Premises to Landlord peaceably and quietly in as good order and condition as the same are now or may, pursuant to this Lease, be improved by Landlord or Tenant, maintained as herein provided, reasonable use and wear, casualty losses which are the responsibility of Tenant under this Lease, and repairs which are Landlord’s obligations, excepted. Property not removed by Tenant upon the termination of this Lease may, at the option of Landlord, be considered abandoned. Landlord may dispose of such property as it deems expedient and

Tenant shall, upon demand, reimburse Landlord for any expense incurred by Landlord in so doing. The foregoing obligations shall survive the termination of this Lease.

ARTICLE 31: RELOCATION RIGHT

31.	Landlord shall have no right to substitute other space in the Building for the Premises demised under this Lease.

ARTICLE 32: SALE BY LANDLORD

32.	In the event of a sale or conveyance by Landlord of Landlord’s interest in the Building or any part of the Building including the Premises, the same shall operate to release Landlord from any future liability upon the covenants and conditions herein contained, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. The Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the purchaser or grantee, which shall be personally obligated on this Lease only so long as it is the owner of Landlord’s interest in and to this Lease.

ARTICLE 33: RULES AND REGULATIONS

33.	Tenant shall comply with and be subject to the Rules and Regulations attached hereto as Exhibit C and such amendments or additions thereto as may, from time to time, be deemed necessary by Landlord to govern the use, occupancy and operation of the Land, Building and/or Premises provided any such amendments or additions do not unreasonably interfere with Tenant’s use and access to the Premises. Landlord shall not be responsible to Tenant for the failure of any other tenant of the Building to comply with any of the Rules or Regulations, and any failure by Landlord to enforce any Rules or Regulations against either Tenant or any other tenant of the Building shall not constitute a waiver thereof. Landlord will use its best efforts to enforce the Rules and Regulations against all tenants.

ARTICLE 34: COMPLIANCE BY OTHERS

34.	Tenant’s obligations under this Lease and the Rules and Regulations to do or not to do a specific act shall extend to and include Tenant’s obligation to require that Tenant’s agents, officers, employees and invitees shall do or not do such acts.

ARTICLE 35: FORCE MAJEURE

35.	All work, services and other nonmonetary obligations to be furnished or performed by Landlord or Tenant under the provisions of this Lease (or any other agreement or memorandum between the parties concerning this Lease, the Building or the Premises) shall, at all times, be subject to delays and interruptions resulting from acts of God, labor disputes (whether involving Landlord or others), shortages of materials and any cause or causes beyond the reasonable control (including commercially acceptable cost considerations) of Landlord or Tenant.

ARTICLE 36: HAZARDOUS MATERIAL

36.1	Hazardous Material Prohibited; Tenant Liability.

Tenant shall not cause or permit any Hazardous Material to be brought, kept, used or generated in, upon or about the Land, Building or the Premises without the prior written consent of Landlord, which consent Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord’s reasonable satisfaction that such Hazardous Material is necessary or useful in Tenant’s business and will be used, kept, stored and disposed of in compliance with all applicable laws, orders, ordinances, rules and regulations. If Tenant violates any of the provisions of the preceding sentence, or if any Hazardous Material which is brought, kept, used or generated in, upon or about the Land, Building or the Premises by Tenant, its agents, employees, contractors or invitees (whether or not consented to by Landlord) results in any injury (including death) or loss to persons or property or in any contamination of the Land, Building or the Premises, Tenant shall indemnify, defend and hold Landlord harmless from and against the same, including, without limitation, all claims, judgments, demands, expenses, damages, penalties, fines, costs or liabilities, whether arising during or after the termination of this Lease, (a) for any injury (including death) or loss to persons or property; (b) for any loss or restriction on the use of rentable or usable space or of any amenity within or about the Land, Building or the Premises, (c) for any loss arising from any adverse impact on the marketing of rentable or useable space within or about the Land, Building or the Premises, (d) for all clean-up charges, and (e) for all reasonably related attorneys’ fees, consultant fees and expert fees. The foregoing indemnity shall survive the termination of this Lease.

36.2	Asbestos.

Should the Premises contain asbestos, none of the provisions of this Lease, or warranties herein contained, shall be construed so as to obligate Landlord to remove, contain or otherwise treat any asbestos, unless the asbestos is or becomes uncontained, disturbed, friable, or otherwise poses a health hazard to persons occupying and/or frequenting the premises, and the asbestos was not disturbed or did not become uncontained as a result of the negligent actions of Tenant. Landlord shall not be deemed to be in violation or breach of any such provisions or warranties herein because of the existence thereof. Tenant, in undertaking any repairs, maintenance or other work or activity, or in making or placing any Improvements upon the Premises, shall not disturb any asbestos within the Building without the prior written approval of the Landlord, and then only under the direction and supervision of the Landlord, in compliance with Landlord’s then existing asbestos abatement program or as otherwise directed by the Landlord, and at the cost and expense of the Tenant. If the Landlord is required by law to remove, contain or otherwise treat any asbestos, and does not anticipate being able to complete the same without unreasonably interfering with the use of the Premises by the Tenant or if the cost of such removal, containment, or treatment is not financially or architecturally feasible, Landlord may, upon at least one hundred and eighty (180) days prior written notice to the Tenant, terminate this Lease. If Landlord elects to terminate this Lease, neither party shall have any further liability to the other hereunder, except for those liabilities which are expressly stated to survive termination; the Monthly Base Rent shall be prorated to the date of termination. If Landlord elects to remove, contain, or otherwise treat the asbestos, and the same unreasonably interferes with the use of the Premises, Landlord, at its expense, will relocate the Tenant within the Building until such time as work is complete.

36.3	Other Required Action.

If the Landlord is required by law to remove any future Hazardous Material, to rectify any dangerous condition or to install any protective equipment or devises, and does not anticipate being able to complete the same without unreasonably interfering with the use of the Premises by the Tenant, Landlord may, upon at least one hundred eighty (180) days prior written notice to the Tenant, either offer to relocate the Tenant or terminate this Lease. If Landlord elects to terminate this Lease neither party shall have any further liability to the other hereunder, except for those liabilities which are expressly stated to survive termination; Monthly Base Rent and any other charges or credits shall be prorated to the date of termination.

ARTICLE 37: DEFAULT BY LANDLORD
37.1	Landlord shall not be in default under this Lease unless Landlord (a) shall fail to perform a covenant, term or condition of this Lease to be performed by Landlord, (b) shall receive written notice thereof from Tenant specifying such nonperformance, and (c) shall fail to cure such nonperformance within thirty (30) days after such written notice or such longer time as is reasonably necessary to cure the same. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the Land and Building and out of rents or other income from such property receivable by Landlord and Landlord shall not be liable for any deficiency.

37.2	Rights of Tenant to Cure Defaults.

If Landlord shall default in the observance or performance of any term or covenant on its part to be observed or performed under or by virtue of any of the provisions of this Lease, Tenant, without being under any obligation to do so and without thereby waiving such default, may remedy such default for the account arid at the expense of Landlord, immediately and without notice in case of emergency, or in any other case only provided that Landlord shall fail to remedy such default with all reasonable dispatch after Tenant shall have notified Landlord in writing of such default. If Tenant makes any expenditures or incurs any obligations for the payment of money in connection therewith including, but not limited to, attorney’s fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, shall be forthwith paid to Tenant by Landlord.

ARTICLE 38: COSTS, EXPENSES AND ATTORNEY FEES

38.	In the event either party (the Innocent Party) shall, without fault on its part, be made a party to any litigation commenced by or against the other party, then such other party shall pay all costs, expenses and reasonable attorneys’ fees incurred or paid by the Innocent Party in connection with such litigation. Each party (the Defaulting Party) shall also pay all costs, expenses and reasonable attorneys’ fees that may be incurred or paid by the other party in successfully enforcing the Defaulting Party’s covenants and agreements contained in this Lease.

ARTICLE 39: COMPLIANCE WITH ADA

39.	Landlord is informed as to the requirements of the Americans with Disabilities Act (“ADA”). Landlord shall, at its own cost and expense, maintain the Land and Building, parking areas, and common areas, except for Improvements on the Premises undertaken by Tenant, in good condition and repair and shall comply with ADA in effectuating all such repairs to and/or replacement of the Land and Building, parking areas, and common areas. Tenant shall, at it’s own cost and expense, maintain the Premises in good condition and repair and shall comply with ADA in effectuating all such repairs to and/or replacement of the Premises in order to comply with ADA except to the extent that such items are the Landlord’s responsibility under Section 14 hereof.

ARTICLE 40: NOTICES

40.	All bills, statements, notices or communications which Landlord may desire or be required to give to Tenant shall be in writing and either delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the Building, and the time of rendition thereof or the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant or three (3) business days after it has been deposited in the mail as herein provided, whichever is earlier. All notices or communications which Tenant may desire or be required to give to Landlord shall be in writing and sent by registered or certified mail addressed to Agent, and to such other person or persons as Agent may from time to time designate in writing, at the address where the last previous rent was payable, or in the case of a subsequent change upon notice given, to the latest address furnished. The time of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Agent or three (3) business days after it has been deposited in the mail as herein provided, whichever is earlier.

ARTICLE 41: MISCELLANEOUS

41.1	Submission of Lease.

The submission of this Lease for examination does not constitute a reservation of, an option for or an offer to lease the Premises. This Lease shall become effective as a lease, and shall have evidentiary value, only upon execution and delivery thereof by Landlord and by Tenant.

41.2	Building Name and Address.

Landlord reserves the right to change the Building’s name and/or street address.

41.3	Grammatical Changes; Successor and Assigns.

The word Tenant, wherever used in this Lease, shall be construed to mean Tenants (jointly and severally) in all cases where there is more than one Tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, shall in all cases be assumed as though in each case fully expressed. Each provision shall extend to and shall, as the case may require, bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns, provided that this Lease shall not inure to the benefit of any assignee, heir, legal representative, transferee or successor of Tenant except upon the express written consent or election of Landlord.

41.4	Governing Law.

This Lease shall be governed by the laws of the State of Wisconsin.

41.5	Article and Paragraph Headings.

The article and paragraph headings of this Lease are inserted for reference and as a matter of convenience only and shall not be considered in any way to define, limit or otherwise affect the terms and provisions of this Lease.

41.6	Entire Agreement.

This Lease contains the entire agreement between the parties, and any consent, approval and executory agreement hereafter given or made shall be ineffective to change, modify, discharge or affect the same, in whole or in part, unless such consent, approval or executory agreement is in writing and signed by the party against whom enforcement is sought. Tenant acknowledges and confirms that Landlord has not made any representations or promises with respect to the Building, the Premises, any of the provisions of this Lease, or the execution or delivery thereof, except as in this Lease expressly set forth.

41.7	Severability.

Should one or more of the provisions hereof or any given application of any particular provision hereof be found invalid or unenforceable by a court of appropriate jurisdiction, the parties hereto recognize and agree that the remainder of this Lease shall remain in full force and effect and enforceable in accordance with its terms.

41.8	Short Form or Memorandum of Lease Suitable for Recording.

The parties hereto covenant and agree that at the request of either party, Landlord and Tenant will promptly execute and deliver to the requesting party a short form or memorandum of Lease duly acknowledged and in recordable form setting forth, among other things, the names and addresses of the parties, a reference to this Lease and its date, the description of the Demised Premises, the date of the commencement and termination of this Lease, and reference to the Tenant’s options to extend or renew the term. The short form or memorandum of Lease, or this Lease, may be recorded by either Landlord or Tenant.

ARTICLE 42: EXHIBITS

42.	The following Exhibits are attached to this Lease and incorporated herein by reference:

EXHIBIT A: Premises Floor Plan.

EXHIBIT B: Memorandum of Required Leasehold Improvements.

EXHIBIT C: Rules and Regulations.
          IN WITNESS WHEREOF, the respective parties have executed this Lease or caused this Lease to be executed and sealed by their duly authorized representative as of the day, month and year first above written.

LANDLORD:
HOVDE BUILDING, LLC		Signed: August 22, 1997

By:	/s/ Donald I. Hovde Donald I. Hovde	HOVDE REALTY, INC. Managing Partner

Nevac Group Ltd.:

By:	/s/ Marc Vaccaro
Marc Vaccaro

EXHIBIT A.1

EXHIBIT A.2

“EXHIBIT B”
Landlord’s Required Improvements
•	HVAC — 100% Including; 7 heat pumps, all duct work, wiring, T-stats and diffusers.
•	Sprinkling System — 100% In accordance with all local, state and federal requirements that apply to the Hovde Building.
•	Electric — 100% Including; new electric service to floor, new distribution panel and meters, a inspection of all existing outlets to identify those that require new wiring, all new 2’ x 4’ lighting fixtures with 18 cell parabolic lenses (number of fixtures and type in accordance with building standard, or approximately $9,500 in light fixtures).
•	Restrooms — One new restroom will be provided on the tenth floor and the existing restroom will be updated to match. The restrooms will be substantially the same as those of the seventh floor. Tenant will select color scheme for tiles, countertops, paint and partitions from samples provided by Landlord.
•	ADA Requirements — Landlord will furnish work and materials needed to bring elevator lobby call buttons into ADA compliance as well as work and materials needed for two wheelchair emergency rescue platforms; one located off of each stairwell.
•	Windows — Landlord will replace the exterior windows at the east elevation of the building.
     In addition, the Landlord will also provide a $40,000 build out allowance for Tenant to apply toward the costs of Tenant’s leasehold improvements.

EXHIBIT C
RULES AND REGULATIONS
1.	As used in these Rules and Regulations the term “premises” means the area leased by a tenant of the Building. Capitalized terms shall be as defined in the lease to which these Rules and Regulations apply.
2.	Landlord shall have the right to control and operate the public portions of the Land, Building and all facilities furnished for the common use of the Building tenants and users, in such manner as Landlord deems best for the benefit of itself and said Building tenants and users.
3.	No tenant shall invite to its premises, or permit the visit of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and facilities of the Building by other tenants.
4.	Landlord may require all persons entering or leaving the premises or the Building, or removing articles therefrom (other than articles taken out in the usual course of business), to identify themselves to a security person by registration, a pass system or otherwise, and to establish their right to enter or leave such premises or the Building or to remove such articles therefrom.
5.	No tenant shall employ or utilize any private security officer or person in or about the premises or Building without the prior written consent of the Landlord.
6.	No tenant shall obtain or accept for use in its premises any new or additional ice, beverage service, catering, drinking water, vending machines, barbering or shoe shining from any person not authorized by Landlord in writing to furnish such service, which shall not be unreasonably withheld. All cleaning or janitor service in and about any premises shall be performed only by persons or firms employed, retained or approved in writing by Landlord, which approval will not be unreasonably withheld.
7.	Awnings and other projections shall not be installed or permitted over or around the windows or entrances of any premises.
8.	Freight, furniture, business equipment, mail carts, merchandise and bulky matter of any description shall be delivered to and removed from the premises only in the freight elevators and through the service entrances and corridors, and only in such manner and at such times as are approved in writing by Landlord. Special arrangements must be made with the Landlord for moving large quantities of furniture and equipment into or out of the Building. Landlord may restrict the type of delivery equipment and its use in the Building. All damage done to the Building or the premises in connection with any such delivery, removal or moving shall be paid for by the tenant.

9.	All entrance doors to the premises shall be locked and, in the interest of energy conservation, all lights shall be turned off, when the premises are not in use.
10.	Canvassing, soliciting and peddling in the Building are prohibited; each tenant shall cooperate to prevent the same and shall promptly report any such activity or activities to the building office.
11.	No tenant shall advertise its business, profession or activities in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto. No tenant shall use the name of the Building for any purpose other than that of the business address of the tenant or use any picture or representation of the Building or any part thereof unless approved in writing by Landlord.
12.	No tenant shall attach or permit to be attached additional locks or similar devices to any door, transom or window of its premises; change existing locks or the mechanism thereof; or make or permit to be made any keys for any door thereof other than those provided by Landlord. If more than two keys for one lock are desired Landlord will provide them upon payment therefor by the tenant.
13.	No animals, birds, fish or other pets and no bicycles or other vehicles shall be brought or kept in or about the Land or Building.
14.	No tenant shall make or permit to emanate from its premises any objectionable noise or odor.
15.	No tenant shall place a load upon any floor of its premises which exceeds 50 pounds per square foot live load, and 20 pounds per square foot for partitions, per square foot of floor space.
16.	Safes and other objects of unusual size or weight shall not be brought into or removed from the premises or the Building except pursuant to a detailed proposal and plan of operation as prepared and submitted by the tenant and approved in writing by the Landlord, which approval will not be unreasonably withheld. Where such approval is granted, such safes and other objects shall be brought into or removed from the Building at the time and in the manner, and shall be placed and maintained in such location and position in the premises, as provided in said approved proposal and plan of operation. All damage done to the Building or the premises by the delivery, installation, use or removal thereof shall be paid for by the tenant.
17.	Tenant shall not place in or on the premises signs, displays, lighting, advertising, lettering, pictures or any so-called light or sun filters which are visible from outside the premises (including public corridors).
18.	Business machines and mechanical equipment belonging to tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by tenant, at tenant’s expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. If such noise or vibration is not eliminated to Landlord’s satisfaction, tenant, upon notice from Landlord, shall promptly remove from the premises the machine or equipment causing such noise or vibration.
19.	Landlord may by written notice to the tenant concerned, rescind, alter or waive any rule or regulation at any time prescribed for the Land or Building when, in Landlord’s judgment, it is necessary, desirable or proper for the best interest of the Land, Building or its tenants.
20.	Tenant may provide coffee, pop and other beverages to its employees and visitors and may maintain a microwave and other kitchen accessories on the Premises.

HOVDE BUILDING
FIRST AMENDMENT TO LEASE
This First Amendment to Lease, entered into this 2nd day of July, 2002, between Hovde Building, LLC, a Wisconsin limited liability company, hereinafter referred to as “Landlord” and Nevac Group Ltd. hereinafter referred to as “Tenant”.
WITNESSETH
WHEREAS, Landlord and Tenant entered into a certain lease, dated September 1, 1997, hereinafter referred to as the “Lease”, for the tenth floor, 6,912 rentable square feet, in the Hovde Building (the “Building”) located at 122 West Washington Avenue, Madison, Wisconsin, for a lease term that commenced on March 1, 1998.
WHEREAS, Landlord and Tenant desire to modify and amend certain terms, covenants and conditions of the Lease to add additional rentable square feet, to be effective July 1, 2002, as more fully set forth hereinafter.
NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and for such other good and valuable considerations the receipt and sufficiency of which are expressly acknowledged, the parties agree as follows:
1.	Tenant is hereby changed from “Nevac Group Ltd.” to “The Great Lakes Companies, Inc.”. Nevac Group Ltd. is hereby discharged and released from all liability to Landlord.
2.	Article 1.1 — Premises. The original Premises of 6,912 rentable square feet (the “Original Premises”) shall be amended to include Suite “C” on the 7th floor, constituting an additional 1,646 rentable square feet (the “Expansion Premises”), as specifically indicated on the attached “Exhibit “A” to this First Amendment to Lease,” for a total leased premises of approximately 8,558 rentable square feet (the “Premises”). Landlord shall deliver exclusive possession of the Expansion Premises to Tenant on or prior to July 10, 2002. On such date, the Expansion Premises shall be vacant, clean to Tenant’s reasonable satisfaction, the carpets shall have been professionally cleaned and all holes in walls shall have been patched, all at Landlord’s expense.
3.	Article 4 — Base Rent. In addition to the Monthly Base Rent payable with respect the Original Premises, for the period from July 1, 2002 through September 30, 2002, Tenant shall pay Monthly Base Rent of $1,797.61 for the Expansion Premises, payable as outlined in Article 4 of the Lease. Effective as of October 1, 2002, the Monthly Base Rent for the Expansion Premises shall be payable at the then current per square foot rate of the Original Premises (currently $17.45 per square foot per year). The Monthly Base Rent for the Premises (including the Expansion Premises) is subject to adjustment as provided in Article 5.1 of the Lease, with a corresponding adjustment in Annual Base Rent.

Except as specifically amended in this First Amendment to Lease, all other terms and conditions of the Lease shall remain in full force and effect and shall apply to both the Original Premises and the Expansion Premises.
     IN WITNESS WHEREOF, the parties have executed this First Amendment to Lease this 2nd day of July, 2002.
TENANT:
THE GREAT LAKES COMPANIES, INC.

By:	/s/ Bruce D. Neviaser
Name:	Bruce D. Neviaser
Title:	Chairman
LANDLORD:
HOVDE BUILDING, LLC.

/s/ Janine K. Punzel
Janine K. Punzel, Property Manager
Hovde Realty, Inc., Agent

OFFICE
CONF. RM.
OFFICE
OFFICE
WK. RM.
OFFICE
NEW
SUITE 'D'
966 SQ. FT.
WAIT.
RECEP.
NEW
SUITE 'C'
1470 SQ. FT.
RECEP.
WAIT.
EXIT STAIR
OFFICE
CONF. RM.
WK. RM.
ELEV.
ELEV.
ELEV.
OFFICE
WOMEN
CONF. RM.
EXIST. CORRIDOR
OFFICE
WK. RM.
MEN
NEW
SUITE 'B'
1146 SQ. FT.
WAIT.
OFFICE
WK. RM.
RECEP.
EXIT STAIR
EXIST
SUITE 'A'

PARTIAL SEVENTH FLOOR PLAN
1/8" = 1'-0"

1

ARCHITECT:
ARCHITECTURE/CSG, INC.
107 N. HAMILTON STREET
MADISON, WI 53703 608/251-4402

09/15/97

PROJECT:
THE HOVDE BUILDING REMODELING
122 WEST WASHINGTON AV
MADISON, WI 53703

Exhibit “A”

HOVDE BUILDING
SECOND AMENDMENT TO LEASE
This Second Amendment to Lease, entered into this 12th day of February, 2004, between Hovde Building, LLC, a Wisconsin limited liability company, hereinafter referred to as “Landlord” and The Great Lakes Companies, Inc., hereinafter referred to as “Tenant”.
WITNESSETH
WHEREAS, Landlord and Tenant entered into a certain lease, dated September 1, 1997, and a First Amendment to Lease, dated July 2, 2002, hereinafter collectively referred to as the “Lease,” for a total leased premises of 8,558 rentable square feet (the “Premises”) in the Hovde Building (the “Building”) located at 122 West Washington Avenue, Madison, Wisconsin, for a lease term that commenced on March 1, 1998.
WHEREAS, Landlord and Tenant desire to modify and amend certain terms, covenants and conditions of the Lease to temporarily include additional rentable square feet, to be effective February 16, 2004, as more fully set forth hereinafter.
NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and for such other good and valuable considerations the receipt and sufficiency of which are expressly acknowledged, the parties agree as follows:
1.	Article 1.1 — Premises. The Premises shall be temporarily amended to include a portion of suite 800 on the 8th floor, consisting of an additional 1,426 rentable square feet (the “Temporary Premises”), as specifically indicated on the attached Exhibit “A” to this Second Amendment to Lease. Landlord shall deliver exclusive possession of the Temporary Premises to Tenant on or prior to February 16, 2004, in its current “as is” condition.
2.	Term. With regard to the Temporary Premises only, the term shall be for two and one-half months, commencing on February 16, 2004 and expiring on April 30, 2004. This term for the Temporary Premises will automatically continue on a month-to-month basis, until terminated by either Tenant or Landlord upon fourteen (14) days advance written notice to the other party. Tenant’s and Landlord’s obligations with regard to the Temporary Premises will remain in effect until such written notice is received by the other party.
3.	Article 4 — Base Rent. Effective as of February 16, 2004, the Monthly Base Rent for the Temporary Premises shall be payable at the then current per square foot rate of the Premises (currently $17.97 per rentable square foot per year). The Monthly Base Rent for the Temporary Premises is subject to adjustment as provided in Article 5.1 of the Lease, with a corresponding adjustment in Annual Base Rent.

Except as specifically amended in this Second Amendment to Lease, all other terms and conditions of the Lease shall remain in full force and effect and shall apply to both the Premises and the Temporary Premises.
     IN WITNESS WHEREOF, the parties have executed this Second Amendment to Lease this 12th day of February, 2004.
TENANT:
THE GREAT LAKES COMPANIES, INC.

By:	/s/ Bruce D. Neviaser
Name:	Bruce D. Neviaser
Title:	President
LANDLORD:
HOVDE BUILDING, LLC.

/s/ Janine K. Punzel
Janine K. Punzel, Property Manager
Hovde Realty, Inc., Agent

CHAIRPERSON
801
COMMISSIONER
802
COMMISSIONER
803
CORRIDOR
810
EXIT
DN
UP
CORRIDOR
806
(4) COAT HOOKS
EXIT
LEASE SPACE
WORKROOM
805
SINK
COPIER
RECEPTION
805
WAITING
807
HEARING ROOM
808
LIBRARY / CONFERENCE
809
FILES
OPEN OFFICE
804
9'-6" X 8
9'-6" X 8
8'-4"
RAMP BY OWNER
P1
P3

Suite 800 Houde Building, 122 W. Washington Ave.

KEY

EXISTING CONSTRUCTION / PARTITION

NEW CONSTRUCTION / PARTITION

Exhibit “A”

HOVDE BUILDING
THIRD AMENDMENT TO LEASE
This Third Amendment to Lease, entered into this 23rd day of April, 2004, between Hovde Building, LLC, a Wisconsin limited liability company, hereinafter referred to as “Landlord” and The Great Lakes Companies, Inc., hereinafter referred to as “Tenant”.
WITNESSETH
WHEREAS, Landlord and Tenant entered into a certain lease, dated September 1, 1997, a First Amendment to Lease, dated July 2, 2002, and a Second Amendment to Lease, dated February 12, 2004, hereinafter collectively referred to as the “Lease,” for a leased premises of 8,558 rentable square feet (the “Premises”) together with another 1,426 rentable square feet (the “Temporary Premises”) in the Hovde Building (the “Building”) located at 122 West Washington Avenue, Madison, Wisconsin, for a lease term that commenced on March 1, 1998.
WHEREAS, Landlord and Tenant desire to modify and amend certain terms, covenants and conditions of the Lease to temporarily include additional rentable square feet, to be effective on April 20, 2004, as more fully set forth hereinafter.
NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and for such other good and valuable considerations the receipt and sufficiency of which are expressly acknowledged, the parties agree as follows:
1.	Article 1.1 — Premises. The Premises shall be temporarily amended to include an additional 448 rentable square feet in suite 800 on the 8th floor, together with the original 1,426 rentable square feet temporarily leased in suite 800 per the terms of the Second Amendment to Lease, for a total of 1,874 rentable square feet in suite 800 (the “Temporary Premises”), as specifically indicated on the attached Exhibit “A” to this Third Amendment to Lease. Landlord shall deliver exclusive possession of the Temporary Premises to Tenant on or prior to April 20, 2004, in its current “as is” condition.
2.	Term. With regard to the Temporary Premises only, the term shall be for two and one-half months, commencing on April 20, 2004 and expiring on June 30, 2004. Thereafter, the term for the Temporary Premises will automatically continue on a month-to-month basis, until terminated by either Tenant or Landlord upon fourteen (14) days advance written notice to the other party. Tenant’s and Landlord’s obligations with regard to the Temporary Premises will remain in effect until such written notice is received by the other party.
3.	Article 4 — Base Rent. Effective as of April 20, 2004, the Monthly Base Rent for the Temporary Premises shall be payable at the then current per square foot rate of the Premises (currently $18.51 per rentable square foot per year). The Monthly Base Rent for the

Temporary Premises is subject to adjustment as provided in Article 5.1 of the Lease, with a corresponding adjustment in Annual Base Rent.
Except as specifically amended in this Third Amendment to Lease, all other terms and conditions of the Lease shall remain in full force and effect and shall apply to both the Premises and the Temporary Premises.
          IN WITNESS WHEREOF, the parties have executed this Third Amendment to Lease this 23rd day of April, 2004.
TENANT:
THE GREAT LAKES COMPANIES, INC.

By:	/s/ Bruce D. Neviaser
Name:	Bruce D. Neviaser
Title:	Chairman
LANDLORD:
HOVDE BUILDING, LLC.

/s/ Janine K. Punzel
Janine K. Punzel, Property Manager
Hovde Realty, Inc., Agent

CHAIRPERSON
COMMISSIONER
COMMISSIONER
CORRIDOR
DN
UP
EXIT
CORRIDOR
(4) COAT HOOKS
WORKROOM
SINK
COPIER
RECEPTION
WAITING
HEARING ROOM
LIBRARY / CONFERENCE
FILES
OPEN OFFICE
RAMP BY OWNER
LEASE SPACE
EXIT
DN
UP

Suite 800 Howde Building, 122 W. Washington Ave.

KEY

EXISTING CONSTRUCTION / PARTITION

NEW CONSTRUCTION / PARTITION

Exhibit “A”

HOVDE BUILDING
FOURTH AMENDMENT TO LEASE
This Fourth Amendment to Lease, entered into this 11th day of August, 2004, between Hovde Building, LLC, a Wisconsin limited liability company, hereinafter referred to as “Landlord” and The Great Lakes Companies, Inc., hereinafter referred to as “Tenant”.
WITNESSETH
WHEREAS, Landlord and Nevac Group Ltd. (“Nevac”) have previously entered into a certain lease, dated September 1, 1997 (the “Original Lease”) and a First Amendment to Lease, dated July 2, 2002;
WHEREAS, Nevac assigned its interest in and to the Original Lease and said First Amendment to Tenant;
WHEREAS, Landlord and Tenant previously entered into a Second Amendment to Lease, dated February 12, 2004, and a Third Amendment to Lease, dated April 23, 2004, for a leased premises of 8,558 rentable square feet (the “Premises”) together with another 1,874 rentable square feet (the “Temporary Premises”) in the Hovde Building (the “Building”) located at 122 West Washington Avenue, Madison, Wisconsin, for a lease term that commenced on March 1, 1998. Tenant currently occupies a total of 10,432 rentable square feet, comprised of the Premises and the Temporary Premises. The Premises is 8,558 rentable square feet, consisting of the entire 10th floor, which contains 6,912 rentable square feet, and Suite 730, 1,646 rentable square feet on the 7th floor. The Temporary Premises is a portion of Suite 800, consisting of 1,874 rentable square feet on the 8th floor. The Premises and the Temporary Premises will hereinafter be collectively referred to as the “Vacated Premises.”
WHEREAS, Landlord and Tenant desire to modify and amend certain terms, covenants and conditions of the Original Lease and the subsequent amendments to allow for Tenant’s relocation and expansion onto the entire 5th and 6th floors of the Building, to be effective on August 15, 2004, as more fully set forth in this Fourth Amendment to Lease. The Original Lease, the First through Third Amendments to Lease and this Fourth Amendment to Lease are hereinafter collectively referred to as the “Lease”.
NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and for such other good and valuable considerations the receipt and sufficiency of which are expressly acknowledged, the parties agree as follows:
1.	Article 1.1 — Premises. Tenant desires to expand and relocate to the entire 5th and 6th floors, consisting of 13,824 rentable square feet, as specifically indicated on the attached Exhibit “A” to this Fourth Amendment to Lease (the “Relocation Premises”), and vacate the Vacated Premises. Landlord shall deliver exclusive possession of the Relocation Premises to Tenant on or prior to

August 15, 2004. In relocating to the Relocation Premises, Tenant will have the right to continue using the Vacated Premises from August 15, 2004 thru October 15, 2004 (the “Relocation Period”), so long as Tenant’s use does not impair Landlord’s access and ability to work in the Vacated Premises in order to permanently re-lease the Vacated Premises or any portion thereof. Effective as of October 16, 2004, Tenant shall have no further right to the Vacated Premises.

2.	Article 1.3 — Termination Date. The Termination Date under Article 1.3 of the Original Lease shall be changed and extended to September 30, 2009.

3.	Article 1.13 — Option to Extend. Tenant’s advance written notice of its intention to exercise its option to extend, or terminate this Lease upon expiration of the Term (as extended under item 2 above), shall be extended from six (6) months to twelve (12) months.

4.	Article 1.14 — Required Leasehold Improvements. See Exhibit “B”, Memorandum of Required Leasehold Improvements, attached to this Fourth Amendment to Lease. Exhibit “B” to the Original Lease shall not be applicable.

5.	Article 1.5 and Article 4 — Base Rent. During the period from August 15, 2004 (prorated for the month of August 2004) thru November 30, 2004, Tenant shall pay Monthly Base Rent of $15,400.32 per month for the Relocation Premises, and pay no rent for the Vacated Premises during the Relocation Period. Effective as of December 1, 2004, the Monthly Base Rent for the Relocation Premises shall be payable at the then current per square foot rate payable under the Lease (currently $18.51 per rentable square foot per year, resulting in a Monthly Base Rent of $21,323.52). The Monthly Base Rent for the Relocation Premises is subject to adjustment as provided in Article 5.1 of the Lease, with a corresponding adjustment in Annual Base Rent.

6.	Article 17 Article 17 in the Original Lease is hereby deleted and the following substituted therefor:

17.1 Insurance by Tenant

Tenant shall, at its expense, obtain and maintain in force at all times during the term of this Lease: (a) Commercial General Liability Insurance on an occurrence basis, with minimum limits of liability in an amount of $5,000,000 combined single limit for bodily injury, personal injury or property damage; such insurance shall name Landlord and Agent as additional insureds; and (b) Property Insurance, on an “all risks” basis in an amount adequate to cover the full replacement value of all Improvements paid for by Tenant and all fixtures and personal property of Tenant in the Premises, subject to reasonable deductibles. Each policy shall be issued by one or more insurance companies reasonably satisfactory to Landlord. A certificate of Tenant’s insurers evidencing all of the foregoing requirements shall be delivered to Landlord upon the execution of the Lease and from time to time as requested by Landlord and, without any request, prior to the expiration date of any existing certificate.

17.2 Insurance by Landlord

Landlord agrees to maintain in force during the term of this Lease: (a) Commercial General Liability Insurance on an occurrence basis with minimum limits of liability in an amount of $5,000,000 combined single limit for bodily injury, personal injury or property damage (or such other coverage or higher amounts as Landlord shall from time to time determine); and (b) Property Insurance, on an “all risks” basis in an amount adequate to cover the full replacement value of the Building including all Leasehold Improvements paid for by Landlord, with such deductibles as Landlord deems advisable, but in any event consistent with customary practices for Class A office buildings in Madison, Wisconsin.

7.	Article 19. Article 19 in the Original Lease is hereby deleted and the following substituted therefor:

Article 19: ELECTRICAL SERVICE

Landlord shall provide electric service and electricity sufficient for Tenant’s reasonable needs, at no additional cost to Tenant. Installation and maintenance of additional electrical service and cost of electricity to maintain desired temperatures and operate equipment in computer server room or other specialized equipment room(s) will be at Tenant’s sole cost.

8.	Article 22.1. (a) Article 22.1 (a) in the Original Lease is hereby deleted and the following substituted therefor:
22.1	Repair and Restoration.
(a)	If the Building or the Premises are made substantially untenantable by fire or other casualty, Landlord may elect either to:
(1)	terminate this Lease as of the date of such fire or other casualty by delivery of notice of termination to Tenant within thirty (30) days after said date; or

(2)	without termination of this Lease, proceed with due diligence to repair, restore or rehabilitate the Building or the Premises, other than improvements paid for by Tenant, at Landlord’s expense. If such repair, restoration or rehabilitation cannot be completed using reasonable diligence within one hundred fifty (150) days from the date of said casualty, or is not actually completed within one hundred fifty (150) days from the date of said casualty, and the fire or casualty was not intentionally or recklessly caused by Tenant, its agents, or employees, Tenant shall have the right to terminate this Lease upon written notice to Landlord given within thirty (30) days after the expiration of said one hundred fifty (150) day period.

9.	Article 22.2. Article 22.2 in the Original Lease is hereby deleted and the following substituted therefor:
22.2	Rent Abatement.

If all or any part of the premises are rendered materially untenantable by fire or other casualty, then, provided that the fire or other casualty was not intentionally or recklessly caused by Tenant, its agents or employees, the Monthly Base Rent shall abate for all or said part of the Premises which are untenantable on a per diem basis from and after the date of the fire or other casualty and until the Premises are repaired and restored.
10.	Article 22.3. Article 22.3 in the Original Lease is hereby deleted in its entirety.
11. Article 24.1.     Article 24.1 in the Original Lease is hereby deleted and the following substituted therefor:
24.1	Procedure; Consent.

Tenant shall not (a) sublet the Premises or any part thereof; (b) assign this Lease or any interest under it; (c) allow any transfer hereof or any lien upon Tenant’s interest by operation of law; or (d) permit the use or occupancy of the Premises or part thereof by any one other than Tenant and Tenant’s employees, except as hereafter provided. A notice of intention to sublease or assign, setting forth a proposed commencement date of the sublease term or assignment (“Proposed Effective Date”), to which notice is attached a copy of the proposed sublease or assignment agreement and of all agreements collateral thereto, shall be sent to Landlord at least sixty (60) days prior to the Proposed Effective Date. Landlord’s consent to any assignment, subletting or transfer is conditioned upon Landlord being reasonably assured that substantially the same quality of business, services and management, including, without limitation, the prestige, reputation and financial soundness of ownership and management will be maintained. Landlord’s consent to any subletting, assignment or transfer, or Landlord’s election to accept as tenant hereunder any assignee, grantee or transferee shall not release the original Tenant from any covenant or obligation of this Lease and consent by Landlord to a subletting or assignment shall not relieve Tenant from obtaining consent to any future subletting or assignment.
12.	Article 24.2. Article 24.2 in the Original Lease is hereby deleted and the following substituted therefor:
24.2	Transfer of Interest in Tenant.

The sale, issuance or transfer of any voting capital stock of Tenant which results in a change in the direct or indirect voting control of Tenant shall be deemed to be an assignment of this Lease within the meaning of Article 24.1. If Tenant is a partnership, trust or an unincorporated association, then the sale, issuance or transfer of a controlling interest therein shall be deemed to be an assignment of this Lease within the meaning of Article 24.1; provided, however, that any change in the composition or membership of Tenant’s board of directors shall not be deemed to be such an assignment. Notwithstanding anything to the contrary, the sale, issuance or transfer of any voting capital stock of Tenant in connection with the roll-up, consolidation, merger or other aggregation of Tenant with one or more of Tenant’s affiliates, in connection with the initial public offering of the capital stock of Tenant or an affiliate of Tenant, shall not constitute an assignment for purposes of Article 24.1.
13.	Article 26. Article 26 in the Original Lease is hereby deleted and the following substituted therefor:
26	Subordination.

This Lease, and the term and estate hereby granted, and all of the rights of Tenant hereunder, are subject and subordinate to: (a) the rights of the vendee-lessor under any sale-leaseback now or hereafter affecting the Land and/or the Building; (b) any ground lease now or hereafter affecting the Land; (c) the liens of any mortgage or mortgages now or hereafter in force against the Land and/or the Building; (d) all matters of record and (e) all laws, rules and regulations, affecting said real estate at any time. Tenant shall execute such further instruments subordinating this Lease to the lien or liens of any such sale-leaseback, ground lease, mortgage or mortgages as shall by requested by Landlord ; provided, however, that Landlord shall utilize its reasonable efforts to obtain from (i) any mortgagee under any mortgage, (ii) any vendee-lessor under any sale-leaseback arrangement, (iii) any lessor under any ground lease, and (iv) any other party reasonably requested by Tenant, a written agreement providing in substance that so long as Tenant shall not be in default with respect to, and shall faithfully discharge, the obligations on its part to be kept and performed under the terms of this Lease, its tenancy shall not be disturbed. Tenant agrees to cooperate fully with Landlord in connection with Landlord’s efforts to obtain such nondisturbance protection for Tenant, and in such regard, Tenant shall supply to Landlord and such mortgagee, if requested, Tenant’s most recent audited financial statements and unaudited financial statements prepared by Tenant for the period following that period reflected in Tenant’s most recent audited financial statements, with such unaudited financial statements being certified as true and accurate by Tenant’s chief financial officer to the best of his knowledge.
14. Article 32.      Article 32 in the Original Lease is hereby deleted and the following substituted therefor:
32	Sale By Landlord.

In the event of a sale or conveyance by Landlord of Landlord’s interest in the Building or any part of the Building including the Premises, the same shall operate to release Landlord from any liability for matters occurring on or after the date of conveyance upon the covenants and conditions herein contained, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to the Lease.

15.	Article 33. Article 33 in the Original Lease is hereby deleted and the following substituted therefor:
33	Rules and Regulations.

Tenant shall comply with and be subject to the Rules and Regulations attached hereto as Exhibit C and such reasonable amendments or additions thereto as may, from time to time, be deemed necessary by Landlord to govern the use, occupancy and operation of the Land, Building and/or Premises provided any such amendments or additions do not unreasonably interfere with Tenant’s use of or access to the Premises. Landlord shall not be responsible to Tenant for the failure of any other tenant of the Building to comply with any of the Rules or Regulations, and any failure by Landlord to enforce the Rules and Regulations against either Tenant or any other tenant to the Building shall not constitute a waiver thereof Landlord will use its best efforts to enforce the Rules and Regulations against all tenants, in an evenhanded manner.
16.	Article 36.3. Article 36.3 in the Original Lease is hereby deleted and the following substituted therefor:
36.3	Other required Action.

If the Landlord is required by law to remove any future Hazardous Material, to rectify any dangerous condition or to install any protective equipment or devises, and does not anticipate being able to complete the same without unreasonable interfering with the use of the Premises by the Tenant, Landlord shall, upon at least one hundred eighty (180) days prior written notice to the Tenant, offer to Tenant the choice to relocate or to terminate this Lease. If Tenant elects to terminate this Lease neither party shall have any further liability to the other hereunder, except for those provisions hereof which are expressly stated to survive termination; Monthly Base Rent and any other charges or credits shall be prorated to the date of termination.
Except as specifically amended in this Fourth Amendment to Lease, all other terms and conditions of the Lease shall remain in full force and effect and shall apply to the Vacated Premises and the Relocation Premises.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Fourth Amendment to Lease this 11th day of August, 2004.
TENANT:
THE GREAT LAKES COMPANIES, INC.

By:	/s/ Marc Vaccaro
Name:	Marc Vaccaro
Title:	Co-Chairman
LANDLORD:
HOVDE BUILDING, LLC.

/s/ Janine K. Punzel
Janine K. Punzel, Property Manager
Hovde Realty, Inc., Agent

DIRECTOR
ENTER
Tel/LAN rm.
FAX/PRINTER

HOVDE BUILDING - 5TH FLOOR
FLOOR PLAN revised 4/[illegible]

INITIAL

EXHIBIT A 1 OF 2

HOVDE BUILDING - 6TH FLOOR
FLOOR PLAN revised 4/99

INITIAL

EXHIBIT A 2 OF 2

EXHIBIT B
MEMORANDUM OF REQUIRED LEASEHOLD IMPROVEMENTS
Tenant is taking the Relocation Premises in “as is” condition, with the exception of items 3 and 4 below. Landlord shall have the right to first approve any remodeling which Tenant desires to undertake. Tenant is responsible for all costs related to any remodeling undertaken, such as architectural fees, permits and construction, except as specifically noted in items 3 and 4 below. Additional considerations for construction of the Relocation Premises are as follows:
1.	Landlord will have the right to review and approve all construction documentation prior to commencement of any work by Tenant. Any subsequent changes in specifications will likewise require approval by Landlord.

2.	Landlord will not be responsible for any delay in Tenant’s remodeling due to hidden conditions or changes in specifications by Tenant.

3.	At Landlord’s cost, Landlord will replace, patch, and/or clean existing carpet. As much of the existing carpet as possible will be retained. Attractive transitions between existing and new carpet will be provided, as reasonably agreed upon by Landlord and Tenant.

4.	Landlord will patch and paint walls throughout the Premises, at Landlord’s cost. Should Tenant decide to remodel any portion of the Relocation Premises, Landlord may elect to provide Tenant with an allowance for painting the Relocation Premises (“Painting Allowance”). The Painting Allowance shall be equal to the lowest bid obtained by Landlord from bidders reasonably acceptable to Tenant for painting the entire Relocation Premises in its current “as is” configuration and condition, in a color similar to its current off-white color.

5.	Tenant is responsible for installation of telephones, voice and data cabling/wiring and furniture.

6.	With the exception of work listed under items 3 and 4 above, the cost of all leasehold improvements will be paid for by Tenant. However, if requested by Tenant, Landlord will pay all costs on Tenant’s behalf and all such costs shall then be amortized and recouped by Landlord as Additional Rent to be paid by Tenant, as set forth in the next sentence. Should Tenant desire to amortize the cost of all leasehold improvements, the total amount owing by Tenant, with interest at a rate of seven percent (7%) per annum, will be amortized over the Term of the Lease and be payable monthly by Tenant to Landlord as Additional Rent. Landlord will provide Tenant with an amortization schedule for the cost of all leasehold improvements to be paid monthly to Landlord as Additional Rent.

HOVDE BUILDING
FIFTH AMENDMENT TO LEASE
This Fifth Amendment to Lease, entered into this 22nd day of January, 2009, between Hovde Building, LLC, a Wisconsin limited liability company, hereinafter referred to as “Landlord” and Great Wolf Resorts, Inc., a Delaware Corporation, hereinafter referred to as “Tenant”.
WITNESSETH
WHEREAS, Landlord and Nevac Group Ltd. (“Nevac”) have previously entered into a certain lease, dated September 1, 1997 (the “Original Lease”), for a lease term that commenced on March 1, 1998, and a First Amendment to Lease, dated July 2, 2002;
WHEREAS, Nevac assigned its interest in and to the Original Lease and said First Amendment to The Great Lakes Companies, Inc. (“GLC”);
WHEREAS, Landlord and GLC entered into a Second Amendment to Lease, dated February 12, 2004, a Third Amendment to Lease, dated April 23, 2004, and a Fourth Amendment to Lease, dated August 11th, 2004, for a leased premises of 13,824 rentable square feet, consisting of the entire 5th floor and the entire 6th floor (the “Premises”) in the Hovde Building (the “Building”) located at 122 West Washington Avenue, Madison, Wisconsin;
WHEREAS, GLC assigned its interest in and to the Original Lease, as subsequently amended, to Tenant; and
WHEREAS, Landlord and Tenant desire to modify and amend certain terms, covenants and conditions of the Original Lease and the subsequent amendments to allow for extension of the Termination Date, as more fully set forth in this Fifth Amendment to Lease. The Original Lease, the First Amendment to Lease, the Second Amendment to Lease, the Third Amendment to Lease, the Fourth Amendment to Lease and this Fifth Amendment to Lease are hereinafter collectively referred to as the “Lease”.
NOW, THEREFORE, in consideration of the covenants and conditions set forth herein and for such other good and valuable considerations, the receipt and sufficiency of which are expressly acknowledged, the parties agree as follows:
1.	Tenant. Landlord consents to the assignment of the lease from GLC to Tenant and the term “Tenant” as used in the Lease is hereby changed from “The Great Lakes Companies, Inc.” to “Great Wolf Resorts, Inc.”.
2.	Article 1.1 — Premises. The “Relocation Premises”, as described in the Fourth Amendment to Lease shall simply be referred to as the “Premises”.

3.	Article 1.3 — Termination Date. The Termination Date under the Lease shall be extended to September 30, 2010.
4.	Article 1.13 — Option to Extend. Delete in its entirety and replace with the following: “Tenant shall have an option to extend the Termination Date (as extended under item 3 above) by six (6) months to March 31, 2011. Tenant must provide written notice not later than March 31, 2010 of Tenant’s intention to exercise its “Option to Extend”, or to terminate this Lease upon expiration of the Term.
5. Article 1.14 — Required Leasehold Improvements. Delete in its entirety.
6.	Article 1.5 — Annual Base Rent: Effective as of October 1, 2009, Annual Base Rent shall be $248,832.00 ($18.00 per rentable square foot per year).
7.	Article 1.6 Monthly — Base Rent. Effective as of October 1, 2009, Monthly Base Rent shall be $20,736.00.
8.	Article 4 — Base Rent. Effective as of October 1, 2009, delete in its entirety and replace with the following, “Tenant shall pay the Annual Base Rent to Landlord in equal Monthly Base Rent installments of $20,736.00, each such installment to be due and payable in advance on the first day of every calendar month during the Term. If the Commencement Date is a day other than the first calendar month or the Termination Date is a day other than the last day of a calendar month, the Monthly Base Rent for each day of such fractional month shall be prorated on the basis of 1/30th of the Monthly Base Rent for each day of such fractional month. Monthly Base Rent is subject to adjustment as provided in Article 5.1 of the Lease, with a corresponding adjustment in Annual Base Rent.”
9.	Article 5.2 — Monthly Electrical Service Charge. Thru September 30, 2009, Tenant will only be responsible for the electricity charges for maintaining desired temperatures and operating equipment in its computer server room or other specialized equipment room(s), as reasonably determined by Landlord.. Effective as of October 1, 2009, Tenant shall be solely responsible for and shall pay when due, all charges for electricity for the Premises. Effective as of October 1, 2009, the electric service metered by the existing electrical meters for the Premises shall be transferred from the Landlord and assumed by and billed to Tenant directly by the provider of the service.
10.	Article 19 — Electrical Service. Delete and replace with the following: “Tenant hereby acknowledges that Landlord has provided adequate electrical capacity for general office use of the Premises. Tenant further acknowledges that electrical service on its sub-panel serving the 5th floor data room is currently at full capacity. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord, for any business disruption or any loss of or damage to data or property in or about the Premises, related to Tenant’s use of the electrical service in the 5th floor data room. Installation and maintenance of additional electrical service in or to the Premises will be at Tenant’s sole cost and is subject to Landlord approval pursuant to Section 21 of the Lease.”
If there are any conflicts or inconsistencies between the provisions, covenants, terms or conditions set forth in this Fifth Amendment and any provisions, covenants, terms or conditions set forth in the Original Lease or any subsequent amendments thereto, then this Fifth Amendment to Lease shall control. Any capitalized term used in the Fifth Amendment to Lease and not defined in this Fifth Amendment to Lease shall have the meaning provided in the Original Lease or subsequent amendments thereto.
Except as specifically amended in this Fifth Amendment to Lease, all other terms and conditions of the Original Lease and all amendments hereto shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties have executed this Fifth Amendment to Lease this 22nd day of January, 2009.
TENANT:
GREAT WOLF RESORTS, INC.

By:	/s/ J. Michael Schroeder
Name:	J. Michael Schroeder
Title:	Corporate Secretary
LANDLORD:
HOVDE BUILDING, LLC

/s/ Janine K. Punzel
Janine K. Punzel, Vice President
Hovde Realty, Inc., Agent